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                                                                    Exhibit 99.1

     TERAYON RECEIVES EURO-DOCSIS 1.1 CERTIFICATION FOR TJ 720X CABLE MODEM

Santa Clara, Calif. - June 19, 2003 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, today announced that its TJ 720x cable modem was certified to meet the European Euro-DOCSIS 1.1 (Data Over Cable Service Interface Specification) cable data specification by tComLabs, a laboratory commissioned by the Euro-DOCSIS Certification Board. In addition to being Euro-DOCSIS 1.1 certified, the TJ 720x is also Euro-DOCSIS 2.0 based as it includes the S-CDMA (Synchronous Code Division Multiple Access) and A-TDMA (Advanced Frequency Agile Time Division Multiple Access) advanced physical layer technologies selected for the new specification.

      Several European cable television operators have already deployed the TJ 720x operating in Euro-DOCSIS 1.1 mode, and the modem is in field trials with several other operators in Euro-DOCSIS 2.0-based mode. In Euro-DOCSIS 2.0-based mode, the TJ 720x enables European cable operators to deliver new revenue-generating broadband services to their subscribers, including videoconferencing, cable telephony, online gaming and peer-to-peer networking. This is possible because Euro-DOCSIS 2.0 supports up to three times the upstream data throughput of Euro-DOCSIS 1.1, enabling broadband services that require substantial two-way bandwidth.

      "Our TJ 720x is the latest in our line of standards-based modems and it provides European cable operators two powerful options for delivering broadband services, Euro-DOCSIS 1.1 and Euro-DOCSIS 2.0," said Stuart Friedman, general manager of Terayon's subscriber products business unit. "The TJ 720x is also a key component of Terayon's Euro-DOCSIS 2.0-based system, which is the only complete and end-to-end system currently available for delivering Euro-DOCSIS 2.0-based services."

ABOUT TERAYON'S EURO-DOCSIS 2.0 BASED SYSTEM

      Terayon's end-to-end Euro-DOCSIS 2.0-based cable data system has three components: the TJ 720x cable modem, the BW 3500 or BW 3200 model CMTS (Cable Modem Termination System) and the TMC (Terayon Management Center) network management software.

      In a system configuration, TJ 720x modems are installed in individual subscribers' homes and interoperate with a BW 3500 or BW 3200 CMTS deployed in a cable operator's headend - the central point of a cable network.

      The BW 3500 is a scalable, carrier-class CMTS for operators' most demanding broadband applications, and is the only CMTS qualified to meet the North American DOCSIS(R) 2.0 and PacketCable(TM) 1.0 specifications. Complementing the BW 3500 is the compact BW 3200, which is suited for smaller cable systems or large systems that are segmented.

      The final component of Terayon's Euro-DOCSIS 2.0-based cable data system is the TMC network management system. It is a single, integrated software solution for managing, configuring and provisioning Terayon's CMTSs and any DOCSIS modem, enabling operators to

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easily support multiple ISPs and offer tiered levels of service. It has advanced fault management, performance monitoring and network troubleshooting features to provide operators with greater visibility into the "last mile" of their networks.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced, carrier-class voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the acceptance of the TJ 720x, BW 3500 and BW 3200 in Europe; the ability of Terayon's products to deliver advanced broadband services; the expansion of operations by Terayon's customers; as well as the other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.